Independent Auditors' Consent


To The Board of Trustees and Shareholders
Hawaiian Tax-Free Trust:

  We consent to the use of our report dated May 2,2000 with respect to Hawaiian Tax-Free Trust incorporated herein by reference and to the references to our firm under the headings
"Financial Highlights" in the Prospectus and "Financial
Statements" and " Transfer Agent, Custodian and Auditors" in the
Statement of Additional Information.



KPMG LLP
 /s/KPMG LLP
New York, New York
July 26, 2000

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